UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 7, 2015

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PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

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COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of Principal Executive Offices)

(949) 769-3200

(Registrant’s Telephone Number, Including Area Code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement

As previously disclosed, on November 21, 2014, Pro-Dex Sunfish Lake, LLC (“PDSL”), a wholly owned subsidiary of Pro-Dex, Inc. (the “Company”), entered into and consummated the transactions contemplated by a Loan and Purchase and Sale Agreement (“Bank Purchase Agreement”), with a regional Minnesota-based bank (the “Bank”), Heron Enterprises, LLC and Scott Robertson. Pursuant to the Bank Purchase Agreement, PDSL purchased from the Bank, among other things, a promissory note made by Sheldon A. Mayer, LLC (“Mayer”) in favor of the Bank and related loan and security agreements (collectively, the “Mayer Loan Documents”). The Mayer Loan Documents were all in default at the time of PDSL’s purchase.

On May 7, 2015, PDSL entered into a Deed and Settlement Agreement (the “Settlement Agreement”) with Mayer and Sheldon A. Mayer, an individual. As of the date of the Settlement Agreement, the amount owing to PDSL by Mayer under the Mayer Loan Documents was approximately $1,182,257.63, plus attorneys’ fees and costs as provided in the Mayer Loan Documents (the “Outstanding Balance”). Under the terms of the Settlement Agreement, PDSL agrees to reclassify $1,000,000 of the Outstanding Balance as non-recourse debt against Mayer, with PDSL’s sole remedy in respect of such non-recourse debt being to foreclose on certain real and personal property that serves as collateral under the Mayer Loan Documents; including but not limited to 2.3 acres of land and an approximately 30,000 square foot building thereon located in Anoka County, Minnesota (the “Collateral”). In consideration of such reclassification, Mayer agrees to execute and deliver to PDSL a deed and a bill of sale to convey the Collateral to PDSL. The portion of the Outstanding Balance that is not being reclassified as non-recourse debt will continue as recourse debt and will continue to be subject to the terms and conditions of the Mayer Loan Documents. The Settlement Agreement also contains other representations, warranties, indemnifications and covenants of the parties customary for a transaction of this type.

A copy of the Settlement Agreement is attached as an exhibit to this Current Report on Form 8-K. The above description is qualified by reference to the complete text of those documents and agreements.

ITEM 2.01     Completion of Acquisition or Disposition of Assets

PDSL’s acquisition of the Collateral described in Item 1.01 above is incorporated into this Item 2.01 by this reference.

ITEM 9.01     Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

The Company is evaluating whether the transaction described in Item 1.01 of this Current Report on Form 8-K should be treated as a reconsideration event that may necessitate consolidation of Riverside Manufacturing, Inc. (“Riverside”), whose notes and related loan and security agreements were also purchased by PDSL from the Bank as part of the transactions contemplated by the Bank Purchase Agreement. If consolidation is required, the financial statements that are required pursuant to this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)  Pro forma financial information.

If consolidation of Riverside is required, as described in subpart (a), above, the pro forma financial information that is required pursuant to this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(c)  Exhibits

Exhibit Number	Description

10.1	Deed and Settlement Agreement, dated May 7, 2015, by and among Sheldon A. Mayer, LLC, Sheldon A. Mayer and Pro-Dex Sunfish Lake, LLC

Forward-Looking Statements

Statements in this Current Report concerning the plans or strategies of the Company or PDSL, other than historical facts, constitute forward-looking statements within the meaning of federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this report and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which was filed with the SEC on September 18, 2014, under the heading “Item 1A—Risk Factors,” and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015
Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer